EXHIBIT 4.5

PLEDGE AND SECURITY AGREEMENT

dated as of August 6, 2009

among

AB CASINO ACQUISITION LLC,
DIAMOND JO, LLC,
DIAMOND JO WORTH, LLC,
PENINSULA GAMING, LLC,
PENINSULA GAMING CORP.,
THE OLD EVANGELINE DOWNS, L.L.C.,

EACH OF THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

TABLE OF CONTENTS
PAGE
SECTION 1. DEFINITIONS; GRANT OF SECURITY		1
1.1	General Definitions	1
2.2	Definitions; Interpretation	9

SECTION 2. GRANT OF SECURITY		9
2.1	Grant of Security	10
2.2	Certain Limited Exclusions	11
2.3	Intercreditor Agreement	11

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE		11
3.1	Security for Obligations	11
3.2	Continuing Liability Under Collateral	11

SECTION 4. CERTAIN PERFECTION REQUIREMENTS		11
4.1	Delivery Requirements	11
4.2	Control Requirements	12
4.3	Intellectual Property Recording Requirements	13
4.4	Timing and Notice	13

SECTION 5. REPRESENTATIONS AND WARRANTIES		13
5.1	Grantor Information and Status	13
5.2	Collateral Identification, Special Collateral	14
5.3	Ownership of Collateral and Absence of Other Liens	14
5.4	Status of Security Interst	15
5.5	Goods and Receivables	15
5.6	Pledged Debt	16
5.7	Intellectual Property	16

SECTION 6. COVENANTS AND AGREEMENTS		17
6.1	Grantor Information and Status	17
6.2	Collateral Identification; Special Collateral	18
6.3	Ownership of Collateral and Absence of Other Liens	18
6.4	Status of Security Interest	18
6.5	Goods and Receivables	19
6.6	Investment Related Property	20
6.7	Intellectual Property	21
6.8	Other Covenants	22

SECTION 7. ACCESS; RIGHT OF INSPECTION; INSURANCE AND FURTHER ASSURANCES; ADDITIONAL GRANTORS		22
7.1	Access; Right of Inspection; Insurance	22
7.2	Further Assurances	23
7.3	Additional Grantors	24

SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT		24
8.1	Power of Attorney	24
8.2	No Duty on the Part of Collateral Agent or Secured Parties	25

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Page
SECTION 9. REMEDIES		26
9.1	Generally	26
9.2	Application of Proceeds	28
9.3	Sales on Credit	28
9.4	Investment Related Property	28
9.5	Grant of Intellectual Property License	29
9.6	Intellectual Property	29
9.7	Cash Proceeds; Deposit Accounts	30
9.8	Regulatory Matters	31

SECTION 10. COLLATERAL AGENT		31
10.1	Appointment	31
10.2	Delegation of Duties	32
10.3	Undertaking of Collateral Agent	32
10.4	Powers of the Collateral Agent	33
10.5	Documents and Communications	33
10.6	For Sale and Exclusive Benefit of Secured Parties	33
10.7	Other Agreements	33
10.8	Solicitation of Instructions	34
10.9	Limitation of Liability	34
10.10	Documents in Satisfactory Form	34
10.11	Entitled to Rely	34
10.12	Enforcement Event; Event of Default	35
10.13	Actions by Collateral Agent	35
10.14	Security or Indemnity in Favor of Collateral Agent	35
10.15	Rights of Collateral Agent	35
10.16	Resignationor Removal of Collateral Agent	36
10.17	Appontment of Successor Collateral Agent	36
10.18	Succession	36
10.19	Merger, Conversion or Consolidation of Collateral Agent	37
10.20	Indemnity	37
10.21	Compensation; Expenses	37
10.22	Release of Liens on Collateral	39

SECTION 11.	CONTINUING SECURITY INTEREST; TRANSFER OF NOTES	39

SECTION 12.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM	40

SECTION 13.	GAMING LAWS	40

SECTION 14.	MISCELLANEOUS	41

SCHEDULE 5.1	GENERAL INFORMATION

SCHEDULE 5.2	COLLATERAL IDENTIFICATION

SCHEDULE 5.4	UCC FINANCING STATEMENTS

SCHEDULE 5.5	LOCATIONS OF EQUIPMENT

ii

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — PATENT SECURITY AGREEMENT

EXHIBIT C — TRADEMARK SECURITY AGREEMENT

EXHIBIT D — COPYRIGHT SECURITY AGREEMENT

iii

This PLEDGE AND SECURITY AGREEMENT, dated as of August 6, 2009 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by AB CASINO ACQUISITION LLC, a Delaware limited liability company (“ABC”), DIAMOND JO, LLC, a Delaware limited liability company (“DJL”), DIAMOND JO WORTH, LLC, a Delaware limited liability company (“DJW”), PENINSULA GAMING, LLC, a Delaware limited liability company (“PGL”), PENINSULA GAMING CORP., a Delaware corporation (“PGC”), THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company (“EVD”), and EACH SUBSIDIARY OF PGL party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each of ABC, DJL, DJW, PGL, PGC, EVD and each such Subsidiary of PGL, a “Grantor” and, collectively, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (as herein defined) (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among PGL and PGC, as issuers, the other Grantors, as guarantors, and U.S. Bank National Association, as trustee (in such capacity, together with its successors and permitted assigns in such capacity, the “Trustee”);

WHEREAS, certain of the Grantors, the lenders party thereto (the “Senior Lien Lenders”) and Wells Fargo Foothill, Inc., as arranger and agent for the Senior Lien Lenders (in such capacities, together with its successors and permitted assigns in such capacities, the “Senior Lien Administrative Agent”), have entered into that certain Loan and Security Agreement, dated as of June 16, 2004 (as heretofore amended, restated, supplemented or otherwise modified, including by that certain Consent and Waiver, dated as of the date hereof, among the Senior Lien Administrative Agent, the Senior Lien Lenders party thereto, EVD and DJL, and as it may be further amended, restated, supplemented or otherwise modified, replaced or refinanced from time to time in accordance with the Intercreditor Agreement referred to below, the “Senior Lien Credit Agreement”);

WHEREAS, pursuant to the terms, conditions and provisions of the Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between the Collateral Agent and the Senior Lien Administrative Agent, and acknowledged by the Grantors and the other Persons from time to time party thereto, the parties thereto have agreed to, among other things, determine certain rights, obligations and priorities in respect of the Collateral; and

WHEREAS, in order to secure the Grantors’ obligations under the Indenture, each Grantor intends to grant the Collateral Agent, for the benefit of the Secured Parties, a Lien on the Collateral on the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

SECTION 1.	DEFINITIONS; GRANT OF SECURITY.

1.1	General Definitions. In this Agreement, the following terms shall have the following meanings:

“ABC” shall have the meaning assigned to such term in the preamble.

“Additional Grantor” shall have the meaning assigned to such term in Section 7.3.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Assigned Agreements” shall mean all agreements, contracts and documents to which any Grantor is a party as of the date hereof, or to which any Grantor becomes a party after the date hereof, as each such agreement, contract and document may be amended, restated, supplemented or otherwise modified from time to time.

“Cash Proceeds” shall have the meaning assigned to such term in Section 9.7.

“Collateral” shall have the meaning assigned to such term in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Control” shall mean:  (a) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (b) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (c) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (d) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (e) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (f) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (g) with respect to any “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyright Security Agreement” shall mean each copyright security agreement executed and delivered by the applicable Grantors in substantially the form of Exhibit D.

 “Copyrights” shall mean all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (a) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (b) all extensions and renewals thereof, (c) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (d) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, (e) all payments and rights to payments arising out of the sale, lease, license, assignment or other disposition thereof, and (f) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Facility Indebtedness” shall have the meaning assigned to such term in the Intercreditor Agreement.

“DJL” shall have the meaning assigned to such term in the preamble.

“DJW” shall have the meaning assigned to such term in the preamble.

“EVD” shall have the meaning assigned to such term in the preamble.

“Excluded Asset” shall mean the following:

(a) cash (other than (i) cash deposited in Deposit Accounts and (ii) cash constituting proceeds from Collateral), payroll accounts, employee wage or benefit accounts and trust or escrow accounts;

(b) assets securing FF&E Financing, Purchase Money Obligations or Capital Lease Obligations, in each case, permitted to be incurred under the Indenture, to the extent such assets are acquired or refinanced with the proceeds of such FF&E Financing, Purchase Money Obligations or Capital Lease Obligations, as applicable;

(c) all Gaming Licenses and Racing Licenses;

(d) any motor vehicles;

(e) any agreement, permit, license or the like if and to the extent, but only to the extent, that a security interest in such agreement, permit, license or the like is prohibited by or in violation of (i) a term, provision or condition thereof without the consent of third parties (including any Governmental Authority), which consent has not been obtained (provided that the Grantors agree to use commercially reasonable efforts to obtain all such consents of third parties (including any Governmental Authority)), or (ii) any Gaming License or any law, rule, order or regulation applicable to the Grantors imposed by any Gaming Authority (unless, in the case of the foregoing clauses (i) and (ii), such term, provision or condition prohibiting a security interest in such agreement, permit, license or the like, or such Gaming License, law rule, order or regulation, would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provisions) or any other applicable law (including Bankruptcy Law) or principles of equity); provided, however, that, in any event, immediately upon the ineffectiveness, lapse or termination of any such term, provision or condition in such agreement, permit, license or the like, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests in, under or with respect to such agreement, permit, license or the like as if such term, provision or condition had never been in effect; provided, further, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such agreement, permit, license or the like not subject to the prohibitions specified in clause (i) or (ii) above, as applicable;

(f) any lease pursuant to which any off-track betting parlor or similar facility operated by PGL or any Subsidiary of PGL is leased by PGL or such Subsidiary;

(g) the Equity Interests of the Subsidiaries of PGL;

(h) the facility (including all related real property and amenities), owned by Diamond Jo Worth, LLC, known as “Pheasant Links” located in Emmons, Minnesota on which a “member’s only” 9-hole golf course and 9-station sporting clay course and hunting facility are located;

(i) (i) that certain lease between the City of Dubuque, Iowa and DJL, dated June 1, 2005, as amended, pursuant to which DJL leases a patio area adjacent to its former dockside riverboat facility and is granted certain non-exclusive parking rights for parking areas adjacent to such former facility, and (ii) sublease between the Dubuque Racing Association and DJL, dated October 18, 1993, as amended, pursuant to which DJL subleases certain dock and parking facilities related to and adjacent to its former dockside riverboat facility; and

(j) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

provided that the exclusions referred to in clauses (c), (d), (e), (f), (g), (h) and (i) of this definition of “Excluded Asset” shall not include any Proceeds of any such asset or property.

“Fully Paid” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Gaming Authority” shall mean any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Iowa Gaming Commission, the Louisiana Gaming Control Board, the Louisiana State Racing Commission, or any other agency, in each case, with authority to regulate any gaming or racing operation (or proposed gaming or racing operation) owned, managed or operated by PGL or any of its Subsidiaries.

“Gaming Equipment” shall mean slot machines, video poker machines and all other gaming equipment and related signage, accessories and peripheral equipment.

“Gaming Laws” shall mean the gaming laws of any jurisdiction or jurisdictions to which PGL, any of its Subsidiaries is, or may at any time after the date hereof, be subject.

“Gaming License” shall mean any material license, material franchise, material registration, material qualification, material finding of suitability or other material approval or material authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or other jurisdiction in which PGL or any of the Restricted Subsidiaries conducts business (including, without limitation, all such licenses granted by any Gaming Authority), and all applicable liquor and tobacco licenses.

“Governmental Authority” shall mean any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

“Grantor” and “Grantors” shall have the respective meanings assigned to such terms in the preamble.

“Indemnified Liabilities” shall mean any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, claims, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Second Lien or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against any Grantor or any of their respective Restricted Subsidiaries or any of the Collateral, and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel (in each case including allocated costs of internal counsel) selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” shall have the meaning assigned to such term in Section 10.3.

“Indenture” shall have the meaning assigned to such term in the recitals.

“Indenture Documents”  shall mean the Indenture, the Notes, this Agreement, the other Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by any Grantor pursuant to the Indenture or any of the foregoing, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Insurance” shall mean (a) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof or an additional insured thereunder) and (b) any key man life insurance policies.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intercreditor Agreement” shall have the meaning assigned to such term in the recitals.

“Investment Accounts” shall mean the Collateral Account, Deposit Accounts, Securities Accounts and Commodity Accounts.

“Investment Related Property” shall mean:  (a) all “investment property” (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Debt, the Investment Accounts and certificates of deposit.

“Notes” shall mean the 8⅜% senior secured notes due 2015 in an aggregate principal amount of $240,000,000 issued pursuant to the Indenture, and any other senior secured notes issued from time to time under the Indenture.

“Officers’ Certificate” shall mean a certificate with respect to compliance with a condition or covenant provided for in this Agreement, any other Security Document or the Intercreditor Agreement signed on behalf of the applicable Grantors by two officers of each such Grantor, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer, including (a) a statement that the Persons executing such certificate have read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based, (c) a statement that, in the opinion of such Persons, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been satisfied, and (d) a statement as to whether or not, in the opinion of such Persons, such condition or covenant has been satisfied.

“Patent Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patent Security Agreement” shall mean each patent security agreement executed and delivered by the applicable Grantors in substantially the form of Exhibit B.

 “Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (a) each patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (c) all patentable inventions and improvements thereto, (d) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, (f) all payments and rights to payments arising out of the sale, lease, license, assignment or other disposition thereof, and (g) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“PGC” shall have the meaning assigned to such term in the preamble.

“PGL” shall have the meaning assigned to such term in the preamble.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Racing License” shall mean any material license, material permit, material franchise or other material authorization required to own, lease, operate or otherwise conduct racing activities, including pari-mutuel wagering activities, of PGL and the Restricted Subsidiaries, including, without limitation, all such licenses granted under the Louisiana horse racing and off-track betting statutes and regulated by the regulations promulgated pursuant to such statutes, and other applicable racing laws, including all applicable liquor and tobacco permits.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible, Payment Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (a) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (b) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (c) all evidences of the filing of UCC financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto and (e) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned to such term in Section 3.1.

“Secured Parties” shall mean the Collateral Agent, the Trustee and, at any relevant time, the holders of Subordinated Lien Indebtedness at that time, including, without limitation, the holders of Notes.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Lien Administrative Agent” shall have the meaning assigned to such term in the recitals.

“Senior Lien Credit Agreement” shall have the meaning assigned to such term in the recitals.

“Senior Lien Creditors” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lien Lenders” shall have the meaning assigned to such term in the recitals.

“Software Embedded in Goods” shall mean, with respect to any Goods, any computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (a) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods or (b) by becoming the owner of the Goods a Person acquires a right to use the program in connection with the Goods.

“Subordinated Lien Indebtedness” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Termination Date” shall mean the earlier to occur of the date on which (a) all Secured Obligations have been paid in full and (b) a “Legal Defeasance”, a “Covenant Defeasance” or a satisfaction and discharge of the Indenture shall have occurred in accordance with Article VIII thereof.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing: (a) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (b) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (c) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trademark Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademark Security Agreement” shall mean each trademark security agreement executed and delivered by the applicable Grantors in substantially the form of Exhibit C.

 “Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (a) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks”(as such schedule may be amended or supplemented from time to time), (b) all extensions or renewals of any of the foregoing, (c) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (d) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, (f) all payments and rights to payments arising out of the sale, lease, license, assignment or other disposition thereof, and (g) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trustee” shall have the meaning assigned to such term in the recitals.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2	Definitions; Interpretation

(a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The terms lease and license shall include sub-lease and sub-license, respectively.  If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.	GRANT OF SECURITY.

2.1	Grant of Security

.  Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) General Intangibles;

(e) Goods (including, without limitation, Software Embedded in Goods);

(f) Inventory and Equipment (including, without limitation, Gaming Equipment);

(g) Instruments;

(h) Insurance;

(i) Intellectual Property;

(j)	Investment Related Property (including, without limitation, Deposit Accounts);

(k)	judgments;

(l) Letter of Credit Rights;

(m) Money;

(n) Receivables and Receivable Records;

(o) Commercial Tort Claims now or hereafter described on Schedule 5.2;

(p) Assigned Agreements, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) all rights of such Grantor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

(q) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(r) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2
Certain Limited Exclusion.  Notwithstanding anything herein to the contrary, in no event shall the Collateral include, or the security interest granted under Section 2.1 hereof attach to, any Excluded Asset.

       2.3   Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement at any time when any Credit Facility Indebtedness exists that has not been Fully Paid.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  It is hereby expressly understood that any covenant of any Grantor contained herein to (a) deliver Collateral to the Collateral Agent, (b) comply with any instruction of the Collateral Agent with respect to the Collateral or (c) take steps to better the quality of perfection of the Collateral Agent in, or cause the Collateral Agent to have Control over, any of the Collateral shall be expressly subject to the terms of the Intercreditor Agreement at any time when any Credit Facility Indebtedness exists that has not been Fully Paid, and it is further understood that the failure of any Grantor to comply with the terms and conditions hereof shall not cause any Default or Event of Default if such compliance would have been inconsistent with the Intercreditor Agreement.

SECTION 3.	SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

       3.1   Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required redemption, by prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Subordinated Lien Indebtedness (collectively, the “Secured Obligations”).

       3.2   Continuing Liability Under Collateral.   Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (b) each Grantor shall remain liable under each of the Assigned Agreements constituting Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any Assigned Agreement constituting Collateral, and (c) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the Assigned Agreements constituting Collateral.

SECTION 4.	CERTAIN PERFECTION REQUIREMENTS

4.1	Delivery Requirements.

(a) With respect to any Certificated Security constituting Collateral, each Grantor shall deliver to the Collateral Agent or the Senior Lien Administrative Agent, as applicable, in accordance with the Intercreditor Agreement, the Security Certificate(s) evidencing such Certificated Security duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or the Senior Lien Administrative Agent, as applicable, in accordance with the Intercreditor Agreement, or in blank.

(b) With respect to any Instruments or Tangible Chattel Paper constituting Collateral, each Grantor shall deliver to the Collateral Agent or the Senior Lien Administrative Agent, as applicable, in accordance with the Intercreditor Agreement, all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank.

4.2	Control Requirements.

(a) With respect to any Deposit Account, Securities Account, Security Entitlement, Commodity Account and Commodity Contract constituting Collateral, each Grantor shall ensure that the Collateral Agent has Control thereof (subject to the terms of the Intercreditor Agreement); provided, however, that such Control requirement shall not apply to (i) Deposit Accounts or Securities Accounts (other than the Collateral Account) constituting Collateral with a value of less than, or having funds or other assets credited thereto with a value of less than, $250,000 in the aggregate at any time and (ii) for the 30-day period following the date hereof, that certain checking account number 2783669308 maintained with American Trust & Savings Bank to cash collateralize that certain letter of credit issued by American Trust & Savings Bank in the stated amount of $744,000.00 and in favor of the Iowa Racing and Gaming Commission for the account of DJW; provided that in no event shall an amount in excess of $744,000 be credited to such cash collateral account at any time.  With respect to any such Securities Account or Securities Entitlement, such Control shall be accomplished by the applicable Grantor(s) causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement with such Grantor(s) and the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Securities Intermediary shall agree to comply with the Entitlement Orders of the Collateral Agent (subject to the terms of the Intercreditor Agreement), without further consent by such Grantor(s).  With respect to any such Deposit Account, each applicable Grantor shall cause the depositary institution maintaining such account to enter into an agreement with such Grantor(x) and the Collateral Agent, pursuant to which the Bank shall agree to comply with the Collateral Agent’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor (subject to the terms of the Intercreditor Agreement).  With respect to any such Commodity Account or Commodity Contract, each Grantor shall cause the Collateral Agent to have Control over such Commodity Account or Commodity Contract (subject to the terms of the Intercreditor Agreement), in a manner reasonably acceptable to the Collateral Agent.

(b) With respect to any Uncertificated Security constituting Collateral (other than any such Uncertificated Security credited to a Securities Account), each Grantor shall cause the issuer of such Uncertificated Security to either (i) register the Collateral Agent or the Senior Lien Administrative Agent, as applicable, in accordance with the Intercreditor Agreement, as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement with such Grantor and the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such issuer agrees to comply with the instructions of the Collateral Agent (subject to the terms of the Intercreditor Agreement), with respect to such Uncertificated Security without further consent by such Grantor.

(c) With respect to any Letter of Credit Right constituting Collateral (other than any Letter of Credit Right constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), each Grantor shall ensure that Collateral Agent has Control thereof (subject to the terms of the Intercreditor Agreement) by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent (subject to the terms of the Intercreditor Agreement).

(d) With respect any Electronic Chattel Paper or “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) constituting Collateral, Grantor shall ensure that the Collateral Agent has Control thereof (subject to the terms of the Intercreditor Agreement).

4.3	Intellectual Property Recording Requirements.

(a) In the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. Patents and applications therefor, each Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(b) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Trademarks and applications therefor, each Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(c) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights and exclusive Copyright Licenses in respect of registered U.S. Copyrights for which any Grantor is the licensee, each Grantor execute and deliver to the Collateral Agent a Copyright Security Agreement (or a supplement thereto) covering all such Copyrights and Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent.

4.4	Timing and Notice

.  With respect to any Collateral in existence on the date hereof, each Grantor shall comply with the requirements of Section 4 on the date hereof and with respect to any Collateral hereafter owned or acquired, such Grantor shall comply with such requirements within 10 Business Days of such Grantor acquiring rights therein.  Each Grantor shall promptly inform the Collateral Agent of its acquisition of any Collateral for which any action is required by Section 4 hereof (including, for the avoidance of doubt, the filing of any applications for, or the issuance or registration of, any Patents, Trademarks or Copyrights, which shall be obligations of the Grantors).

SECTION 5.	REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants, on and as of the date hereof, that:

5.1	Grantor Information and Status.

(a) Schedule 5.1(A) and 5.1(B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings:  (i) the full legal name of such Grantor, (ii) all trade names or other names under which such Grantor currently conducts business, (iii) the type of organization of such Grantor, (iv) the jurisdiction of organization of such Grantor, (v) its organizational identification number, if any, and (vi) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b) Except as provided on Schedule 5.1(C), such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five years.

(c) Except as set forth on Schedule 5.1(D), such Grantor has not within the last five years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated.

(d) Such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and remains duly existing as such.  Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction.

(e) Such Grantor is not a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2	Collateral Identification, Special Collateral.

(a) Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (i) Pledged Debt, (ii) Securities Accounts, (iii) Deposit Accounts, (iv) Commodity Contracts and Commodity Accounts, (v) United States and foreign registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by such Grantor, (vi) Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses, (vii) Commercial Tort Claims, (viii) Letter of Credit Rights, (ix) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment (including, without limitation, Gaming Equipment) and other tangible personal property, and (x) judgments in favor thereof, in each case, constituting Collateral.

(b) None of the Collateral constitutes, or is the Proceeds of, (i) Farm Products, (ii) As-Extracted Collateral, (iii) Manufactured Homes, (iv) Health-Care-Insurance Receivables, or (v) timber to be cut.  No material portion of the Collateral consists of goods subject to a certificate of title statute of any jurisdiction.

(c) All information supplied by such Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

(d) Not more than 10% of the value of all personal property constituting Collateral is located in any country other than the United States.

5.3	Ownership of Collateral and Absence of Other Liens.

(a) Such Grantor owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise not prohibited by the Indenture), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than, in the case of priority only, any Permitted Liens.

(b) Other than any UCC financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (i) UCC financing statements for which duly authorized proper termination statements have been delivered to a reputable filing service with irrevocable instructions for filing and (ii) UCC financing statements filed in connection with Permitted Liens.

(c) Other than (i) the Collateral Agent, subject to the terms of the Intercreditor Agreement, (ii) the First Collateral Agent or (iii) any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral with respect to which a Lien thereon can only be perfected, or the priority of which Lien may be enhanced, by causing a secured party to have Control thereof.

5.4	Status of Security Interest.

(a) Upon the filing of UCC financing statements naming such Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Agent in all Collateral that can be perfected by the filing of a financing statement under the UCC as in effect in any applicable jurisdiction will constitute a valid, perfected, first priority Lien subject in the case of priority only, to any Permitted Liens.  To the extent required under Section 4.2, the Collateral Agent has valid and enforceable Control agreements with each depositary institution and Securities Intermediary maintaining a Deposit Account or Securities Account, as applicable, constituting Collateral of, or on behalf of, each applicable Grantor.  Each agreement purporting to give the Collateral Agent Control over any Collateral with respect to which a Lien thereon can only be perfected, or the priority of which Lien may be enhanced, by causing a secured party to have Control thereof is effective to establish the Collateral Agent’s Control of the Collateral subject thereto (subject to the terms of the Intercreditor Agreement).

(b) To the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks, Copyrights and exclusive Copyright Licenses constituting Collateral in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder shall constitute valid, perfected, first priority Liens (subject, in the case of priority only, to Permitted Liens).

(c) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or Gaming Authority or any other Person is required for either (i) the pledge or grant by such Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above, (B) as may be required, in connection with the disposition of any Investment Related Property constituting Collateral, by laws generally affecting the offering and sale of Securities, and (C) as may be required under applicable Gaming Laws in connection with the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law).

(d) Such Grantor is in compliance with its obligations under Section 4 hereof.

5.5	Goods and Receivables.

(a) Each Receivable constituting Collateral (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign.

(b) None of the Account Debtors in respect of any Receivable constituting Collateral is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.  No such Receivable requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent which has been obtained.

(c) Any Goods now or hereafter produced by such Grantor constituting Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations promulgated thereunder.

(d) Other than any Inventory in transit or Equipment in transit or that is being serviced, repaired or subject to modifications in the ordinary course of business of such Grantor, all of the Equipment (including Gaming Equipment) and Inventory constituting Collateral is located only at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented from time to time).

5.6	Pledged Debt.

(a) All of the Pledged Debt owned by such Grantor has been duly authorized, authenticated or issued, and is the legal, valid and binding obligation of the issuers thereof and is not in default.  None of the Pledged Debt is evidenced by an Instrument or Certificated Security.

(b) All of the Pledged Debt owned by such Grantor constitutes all of the issued and outstanding intercompany Indebtedness owing to such Grantor.

5.7	Intellectual Property.

(a) Such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use and, where Grantor does so, sublicense others to use,  all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, and licenses, except for, in the case of priority only, Permitted Liens and the licenses set forth on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time).

(b) All Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Intellectual Property the subject of a reexamination proceeding, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of such Grantor in full force and effect.

(c) No holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Intellectual Property of such Grantor, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened.

(d) All registrations, issuances and applications for Copyrights, Patents and Trademarks of such Grantor are standing in the name of such Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by such Grantor has been licensed by such Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), and all exclusive Copyright Licenses have been properly recorded in the U.S. Copyright Office.

(e) All Copyrights owned by such Grantor have been registered with the United States Copyright Office or, where appropriate, any foreign counterpart.

(f) Such Grantor has not made a previous assignment, sale, transfer, exclusive license, or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any Intellectual Property that has not been terminated or released.

(g) Such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with its use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights.

(h) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards.

(i) Such Grantor controls the nature and quality of all products sold and all services rendered under or in connection with all Trademarks of such Grantor, in each case consistent with industry standards, and has taken all action necessary to insure that all licensees of the Trademarks owned by such Grantor comply with such Grantor’s standards of quality.

(j) The conduct of such Grantor’s business does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person.  No claim has been made that the use of any Intellectual Property owned or used by such Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any other Person, and no demand that such Grantor enter into a license or co-existence agreement has been made but not resolved.

(k) No contract prohibits assignment or requires consent of or notice to any Person in connection with the collateral assignment to the Collateral Agent hereunder of any Intellectual Property constituting Collateral, except such as has been given or made.

(l) To the best of such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any Intellectual Property constituting Collateral owned, licensed or used by such Grantor, or any of its respective licensees; and

(m) No settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in a manner that could adversely affect such Grantor’s rights to own, license or use any Intellectual Property constituting Collateral.

SECTION 6.	COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

      6.1   Grantor Information and Status.  Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Indenture and the other Indenture Documents, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least 30 days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2	Collateral Identification; Special Collateral.

(a) In the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof, it shall promptly notify the Collateral Agent thereof in writing and take such actions and execute such documents and make such filings all at such Grantor’s expense as may be necessary or as the Collateral Agent may reasonably request in order to ensure that the Collateral Agent has a valid, perfected, first priority security interest in such Collateral, subject, in the case of priority only, to any Permitted Liens.

(b) In the event that it hereafter acquires or has any Commercial Tort Claim, it shall deliver to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claim and take such other actions or make any filings as may be necessary to cause the Collateral Agent to have a valid, perfected, first priority security interest in such Collateral, subject, in the case of priority only, to any Permitted Liens.

6.3	Ownership of Collateral and Absence of Other Liens.

(a) Except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall defend the Collateral against all Persons (other than, solely with respect to such Permitted Liens, Persons holding Permitted Liens thereon) at any time claiming any interest therein.

(b) Upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a material adverse effect on the value of the Collateral or any portion thereof, the ability of such Grantor or the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof.

(c) Such Grantor shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise not prohibited by the Indenture and the other Indenture Documents.

6.4	Status of Security Interest.

(a) Subject to the limitations set forth in Section 6.4(b), such Grantor shall maintain the security interest of the Collateral Agent hereunder in all Collateral as valid, perfected, first priority Liens (subject, in the case of priority only, to Permitted Liens).

(b) Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Lien on any Collateral that can only be perfected by (i) Control or (ii) foreign filings with respect to Intellectual Property, in each case except as and to the extent specified in Section 4 hereof.

6.5	Goods and Receivables.

(a) Such Grantor shall not deliver any Document evidencing any Equipment (including Gaming Equipment) and Inventory constituting Collateral to any Person other than the issuer of such Document to claim the Goods evidenced therefor and the Collateral Agent or the Senior Lien Administrative Agent, as applicable, in accordance with the Intercreditor Agreement.

(b) If any Equipment (including Gaming Equipment) or Inventory constituting Collateral is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor or the Senior Lien Administrative Agent, subject to the terms of the Intercreditor Agreement) (other than any Inventory in transit or Equipment in transit or that is being serviced, repaired or subject to modifications in the ordinary course of business of such Grantor), such Grantor shall notify the third party of the Collateral Agent’s security interest and obtaining an acknowledgment from the third party that it is holding such Equipment (including Gaming Equipment) and Inventory for the benefit of the Collateral Agent and will permit the Collateral Agent to have access to such Equipment (including Gaming Equipment) and Inventory for purposes of inspecting such Collateral or, following the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, to remove same from such premises if the Collateral Agent so elects; and with respect to any Goods constituting Collateral subject to a Consignment for which such Grantor is the Consignor, such Grantor shall file appropriate UCC financing statements against the Consignee and take such other action as may be necessary to ensure that the Grantor has a first priority perfected security interest in such Goods.

(c) Such Grantor shall keep, to the extent constituting Collateral, all Equipment (including Gaming Equipment), Inventory and any Documents evidencing any Equipment (including Gaming Equipment) and Inventory (other than any Inventory in transit or Equipment in transit or that is being serviced, repaired or subject to modifications in the ordinary course of business of such Grantor) in the locations specified on Schedule 5.5 (as such schedule may be amended or supplemented from time to time) unless it shall have notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, at least 30 days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request.

(d) Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables constituting Collateral, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith.

(e) Other than in the ordinary course of business (i) such Grantor shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; and (ii) following and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon.

(f) The Collateral Agent shall at any time following the occurrence and during the continuance of an Event of Default have the right, subject to the terms of the Intercreditor Agreement, to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation constituting Collateral and, in addition, at any time following the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, the Collateral Agent may:  (i) direct the Account Debtors under any such Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (ii) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any such Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (iii) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  If the Collateral Agent notifies any Grantor that it has elected to collect such Receivables (while the Collateral Agent is then in compliance with the Intercreditor Agreement) in accordance with the preceding sentence, any payments of such Receivables received by such Grantor shall be forthwith (and in any event within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of such Receivables, any such Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any such Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6	Investment Related Property.

(a) Except as provided in the next sentence, in the event such Grantor receives any interest or distributions on any Investment Related Property constituting Collateral, upon the merger, consolidation, liquidation or dissolution of any issuer of any such Investment Related Property, then (i) such interest or distributions and any Securities (not consisting of Equity Interests of any Subsidiary of PGL) or other property shall be included in the definition of Collateral without further action and (ii) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, Control of the Collateral Agent or the Senior Lien Administrative Agent, as applicable, in accordance with the Intercreditor Agreement, over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent or the Senior Lien Administrative Agent, as applicable, in accordance with the Intercreditor Agreement), and pending any such action such Grantor shall be deemed to hold such interest, distributions, Securities or other property in trust for the benefit of the Collateral Agent and shall segregate such interest, distributions, Securities or other property from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash distributions paid in the normal course of the business of the issuer of any applicable Investment Related Property constituting Collateral and consistent with the past practice of such issuer and all scheduled payments of interest.

(b) Except to the extent not prohibited by the Indenture, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to waive any default under or breach any of the terms of any Pledged Debt constituting Collateral.

(c) Such Grantor shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

6.7	Intellectual Property.

(a) Such Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property constituting Collateral that is material to the business of such Grantor or otherwise of material value may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein.

(b) Such Grantor shall not, with respect to any Trademarks, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality.

(c) Such Grantor shall, within 30 days of the creation or acquisition or exclusive license of any copyrightable work that is material to the business of such Grantor or otherwise of material value, apply to register the Copyright in the United States Copyright Office or, where appropriate, any foreign counterpart and, in the case of an exclusive Copyright License in respect of a registered U.S. Copyright, record such license, in the United States Copyright Office.

(d) Such Grantor shall promptly notify the Collateral Agent if it knows or has reason to know that any item of Intellectual Property constituting Collateral may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights.

(e) Such Grantor shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by or exclusively licensed to such Grantor, including, but not limited to, those items on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time).

(f) Such Grantor shall use commercially reasonable best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts.

(g) In the event that any Intellectual Property constituting Collateral owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages.

(h) The Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents.

(i) The Grantor shall use proper statutory notice in connection with its use of any of the Intellectual Property constituting Collateral.

(j) The Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property constituting Collateral or any portion thereof.  In connection with such collections, such Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts.  Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

6.8	Other Covenants.

(a) Such Grantor shall use commercially reasonable efforts (which shall not require the payment of cash to, or the reimbursement of fees and expenses of, such landlord or the making of any material concessions under any such lease) to deliver to the Collateral Agent landlord consents, to the extent such Grantor occupies and has business activities on any premises as a lessee under a lease, executed by the landlord in respect of such lease, the effect of which would subordinate the claims of such landlord to the Liens created (or purported to be created) under this Agreement and enable the Collateral Agent to access such premises without delay for the purpose of enforcing such Liens.

(b) Subject to Section 4.2, such Grantor shall, upon the Collateral Agent’s request, cause other Persons (including, without limitation, those in possession of any Collateral) to execute and deliver in favor of the Collateral Agent acknowledgments, consents and control agreements necessary, or desirable and commercially reasonable in furtherance of the purposes of this Agreement.

(c) All such agreements, acknowledgments, consents and other matters referred to in the preceding clauses (a) and (b) shall be in form and substance reasonably acceptable to the Collateral Agent and shall be at the Grantors’ expense.

(d) With respect to any judgment hereafter arising in favor of such Grantor, it shall deliver to the Collateral Agent a completed and executed Pledge Supplement, together with all Supplements to Schedules thereto, identifying such new judgments unless such Grantor was incorporated or formed under the laws of Louisiana, in which case, such Grantor shall deliver to the Collateral Agent a completed security agreement having terms consistent with the terms of this Agreement, together with all Supplements to Schedules thereto, identifying such new judgments, which new security agreement shall be governed by Louisiana law.

SECTION 7.	ACCESS; RIGHT OF INSPECTION; INSURANCE AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1	Access; Right of Inspection; Insurance.

(a) The Collateral Agent shall at all times have full and free access (so long as no Event of Default shall have occurred and be continuing, during normal business hours and at reasonable intervals) to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  The Collateral Agent and its representatives shall at all times also have the right (so long as no Event of Default shall have occurred and be continuing, during normal business hours and at reasonable intervals) to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

(b) PGL will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of PGL and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Each such policy of insurance shall (A) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, (B) in the case of each property insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as loss payee thereunder and provide for at least 30 days’ prior written notice to the Collateral Agent of any modification or cancellation of such policy.

7.2	Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor shall:

(i)           file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver, subject to the terms and conditions of the Intercreditor Agreement, such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)           take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii)           following the occurrence and during the continuance of an Event of Default, subject to applicable Gaming Laws, at any reasonable time, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent;

(iv)           at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral; and

(v)           furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

(b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, Patent Security Agreements, Trademark Security Agreements, Copyright Security Agreement and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein.  Such UCC financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect.  Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in, to the extent constituting Collateral, any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

       7.3   Additional Grantors.  From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement.  Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Restricted Subsidiary of the Company to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 8.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

       8.1   Power of Attorney.  Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor and authorizes the Collateral Agent, from time to time in the Collateral Agent’s discretion, subject to the terms of the Intercreditor Agreement at all times when any Credit Facility Indebtedness exists that has not been Fully Paid, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default, subject to the terms of the Intercreditor Agreement, to obtain and adjust insurance relating to any Collateral required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Indenture or Section 7.1(b);

(b) upon the occurrence and during the continuance of any Event of Default, subject to the terms of the Intercreditor Agreement, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default, subject to the terms of the Intercreditor Agreement, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default, subject to the terms of the Intercreditor Agreement, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property constituting Collateral in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand;

(h) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(i) upon the occurrence and during the continuance of an Event of Default, to enforce any Supporting Obligations with respect to any Collateral.

       8.2   No Duty on the Part of Collateral Agent or Secured Parties.  The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 9.	REMEDIES.

9.1	Generally.

(a) If any Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)           require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent (subject to the terms of the Intercreditor Agreement) and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)           subject to applicable Gaming Laws, enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)           prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv)           without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may determine are commercially reasonable.

(b) The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using nationally recognized Internet sites that provide for the auction of assets of the types constituting Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

(c) The Collateral Agent may, following the occurrence and during the continuance of an Event of Default (subject to the terms of the Intercreditor Agreement), sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

(e) The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may, subject to the terms of the Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default, proceed by a suit or suits to foreclose the security interest and sell the Collateral or any portion thereof under a judgment of a court or courts of competent jurisdiction.  For purposes of Louisiana executory process procedures, each Grantor acknowledges its Secured Obligations and does hereby confess judgment in favor of the Collateral Agent, for the benefit of the Secured Parties, for the full amount of such Secured Obligations.  Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, subject to the terms of the Intercreditor Agreement, cause the Collateral to be seized and sold under executory or ordinary process, at the Collateral Agent’s sole option, without appraisement, appraisement  being hereby expressly waived, as an entirety or in parcels as the Collateral Agent may determine, to the highest bidder for cash, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law.  Any and all declarations of fact made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process.  Each Grantor hereby waives in favor of the Collateral Agent, for the benefit of the Secured Parties:  (i) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (ii) the demand and three days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (iii) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (iv) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (v) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.  In the event the Collateral or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, each Grantor and the Collateral Agent agree that the court issuing any such order shall, if petitioned for by the Collateral Agent, direct the applicable sheriff to appoint as a keeper of the Collateral, the Collateral Agent or any agent designated by the Collateral Agent or any Person named by the Collateral Agent at the time such seizure is effected.  This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and the Collateral Agent shall be entitled to all the rights and benefits afforded thereunder as the same may be amended.  It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to $250.00 per day payable monthly on the first day of each month and shall be included as Secured Obligations secured by this Agreement.  The designation of keeper made herein shall not be deemed to require the Collateral Agent to provoke the appointment of such a keeper.  In addition to the normal recourse provisions noted above, the Collateral Agent will have to comply with the provisions of the Louisiana Administrative Code Title 42 Section 2501 et. seq. relating to holders of gaming licenses.  These provisions provide for emergency situations, such as foreclosures by security interest holders.  Louisiana Administrative Code Title 42 Section 2501 et. seq. delineates the process for obtaining emergency permission to take over and defines how to proceed with the Louisiana Gaming Control Board.  Additionally, in accordance with Louisiana Administrative Code Title 42 Section 2501 et. seq., any transfer of interest, including security interest, is subject to prior approval by the Louisiana State Racing Commission and the Louisiana Gaming Control Board.

       9.2   Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, the Indenture or the Intercreditor Agreement, all proceeds received by the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority:  first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and sub-agents, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith (including all fees, expenses and disbursements of legal counsel (in each case including allocated costs of internal counsel)), and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a holder of Notes) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Indenture, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the applicable Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

       9.3   Sales on Credit.  If the Collateral Agent sells any of the Collateral upon credit to any Person (other than a Secured Party or any of its Affiliates), Grantor will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

       9.4   Investment Related Property.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

       9.5   Grant of Intellectual Property License.  For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property constituting Collateral now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

9.6	Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement:

(i)           the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property rights of such Grantor constituting Collateral, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any such Intellectual Property rights as provided in this Section 9.6, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in such Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii)           upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property constituting Collateral and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)           each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any other Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv)           within five Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with any Trademarks or Trademark Licenses constituting Collateral, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)           the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor constituting Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(A)
all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and

(B)	Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) Subject to the terms of the Intercreditor Agreement, if (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to any Intellectual Property of such Grantor constituting Collateral shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the other Secured Parties.

9.7	Cash Proceeds; Deposit Accounts.

(a) If any Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement, in addition to the rights of the Collateral Agent specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account.  Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Agent, (i) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (ii) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

(b) If any Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement, the Collateral Agent may apply the balance from any Deposit Account constituting Collateral or instruct the bank at which any such Deposit Account is maintained to pay the balance of any such Deposit Account to or for the benefit of the Collateral Agent or the Senior Lien Administrative Agent, as applicable, in accordance with the Intercreditor Agreement.

       9.8   Regulatory Matters.  Notwithstanding anything to the contrary herein, the Collateral Agent acknowledges and agrees that the approval of any applicable Gaming Authority of this Agreement shall not act or be construed as the approval, either express or implied, for the Collateral Agent to take any actions or steps provided for in this Agreement for which prior approval of such Gaming Authority is required, without first obtaining such prior and separate approval to the extent then required by applicable law.

SECTION 10.	COLLATERAL AGENT.

       10.1 Appointment.  The Trustee, on behalf of the holders of Notes pursuant to the Indenture, and each holder of Subordinated Lien Indebtedness, by accepting the benefits hereof, of the other Security Documents and of the Intercreditor Agreement, hereby designates and appoints U.S. Bank National Association to act as Collateral Agent hereunder, under the other Security Documents and under the Intercreditor Agreement, and hereby authorizes the Collateral Agent to take such actions on its behalf under the provisions of this Agreement, such other Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement, such other Security Documents and the Intercreditor Agreement.  Notwithstanding any provision to the contrary elsewhere in this Agreement, any other Security Document or the Intercreditor Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, such other Security Documents or the Intercreditor Agreement, or any fiduciary relationship with the Senior Lien Creditors or the Senior Lien Administrative Agent, and no implied covenants, functions or responsibilities shall be read into this Agreement or the other Security Documents or otherwise exist against the Collateral Agent.  The Collateral Agent shall be obligated (where required by this Agreement, the other Security Documents or the Intercreditor Agreement), and shall have the right hereunder, under the other Security Documents and under the Intercreditor Agreement, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with the Intercreditor Agreement, this Agreement, the other Security Documents and the Indenture.  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Section.

       10.2 Delegation of Duties.  The Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement, under each other Security Document and under the Intercreditor Agreement by or through any one or more sub-agents appointed by the Collateral Agent, and will not be responsible for any misconduct or negligence on the part of any of them appointed with due care. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 10 shall apply to any the Affiliates of the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Collateral Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 10 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Collateral Agent, (a) such sub-agent shall be a third party beneficiary under this Agreement, each other Security Document and the Intercreditor Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Grantors and the Secured Parties, (b) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (c) such sub-agent shall only have obligations to the Collateral Agent and not to any Grantor, Secured Party or any other Person and no Grantor, Secured Party or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

10.3	Undertaking of Collateral Agent.

(a) Subject to, and in accordance with, this Agreement, the other Security Documents and the Intercreditor Agreement, the Collateral Agent will, for the benefit solely and exclusively of the present and future Secured Parties:

(i)           deliver and receive notices pursuant to this Agreement, the other Security Documents and the Intercreditor Agreement;

(ii)           remit as provided in this Agreement all cash proceeds, cash equivalents and other distributions of or in respect of Collateral received by it from the collection, foreclosure or enforcement of its interest in the Collateral under this Agreement, the other Security Documents and the Intercreditor Agreement or any of its other interests, rights, powers or remedies;

(iii)           execute and deliver amendments to this Agreement, the other Security Documents and the Intercreditor Agreement as from time to time authorized pursuant to the second paragraph of Section 14, subject to Section 10.7; and

(iv)           release any Lien granted to it by any Security Document upon any Collateral if and as required in accordance with Section 10.22.

(b) Each Secured Party acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 10.3(a) and agrees to such provisions and to each of the other provisions of this Agreement, the other Security Documents and the Intercreditor Agreement applicable to the Collateral Agent.

10.4	Powers of the Collateral Agent.

(a) Each Secured Party hereby irrevocably authorizes and empowers the Collateral Agent to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under this Agreement, the other Security Documents and the Intercreditor Agreement and applicable law and in equity and to act as set forth in this Agreement, the other Security Documents and the Intercreditor Agreement or as requested in any lawful directions given to it from time to time in respect of any matter by a written direction of the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the holders of Notes) as permitted by, and in accordance with, the Indenture.  Neither the Trustee nor any holder of Notes shall have any liability whatsoever for any act or omission of the Collateral Agent.

(b) The Collateral Agent shall be authorized to but shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral.  It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral, but, in each case (A) subject to the requirement that the Collateral Agent may not act or omit to take any action if such act or omission would constitute gross negligence or willful misconduct and (B) the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be included in the Secured Obligations.

      10.5 Documents and Communications.  The Collateral Agent will permit each Secured Party, upon reasonable written notice from time to time, to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents, the Intercreditor Agreement and any and all other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

  10.6 For Sole and Exclusive Benefit of Secured Parties.  The Collateral Agent will accept, hold, administer and enforce all Liens granted to it, for the benefit of the Secured Parties, on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent, solely and exclusively for the benefit of the present and future Secured Parties, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of the applicable Security Documents and the Intercreditor Agreement.  The Collateral Agent will not be required to take any action hereunder that is contrary to applicable law or any provision of this Agreement or the Intercreditor Agreement.

  10.7 Other Agreements.  The Collateral Agent has accepted and is bound by the Intercreditor Agreement and the Security Documents executed by the Collateral Agent as of the date of this Agreement and, as directed in writing by the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the holders of Notes) as permitted by, and in accordance with, the Indenture, the Collateral Agent shall execute additional Security Documents delivered to it after the date of this Agreement and amendments thereto; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent.  The Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Subordinated Lien Indebtedness (other than this Agreement, the Intercreditor Agreement, the Indenture and the Security Documents); provided, further, that the Collateral Agent shall be permitted to execute amendments hereto, to the Intercreditor Agreement and to the Security Documents executed as of the date of this Agreement, and such additional Security Documents and amendments thereto, in each case without the consent of the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the holders of Notes), to the extent set forth in the second paragraph of Section 14 or as set forth in the Intercreditor Agreement or any applicable Security Document.

10.8	Solicitation of Instructions.

(a) The Collateral Agent may at any time solicit written confirmatory instructions, in the form of a written direction of the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the holders of Notes) as permitted by, and in accordance with, the Indenture, an Officers’ Certificate, an opinion of counsel or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement, the other Security Documents and the Intercreditor Agreement.

(b) No written direction given to the Collateral Agent by the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the holders of Notes) that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement, the other Security Documents or the Intercreditor Agreement will be binding upon the Subordinated Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

      10.9 Limitation of Liability  The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.

 10.10 Documents in Satisfactory Form.  The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, any other Security Document and the Intercreditor Agreement be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

10.11 Entitled to Rely.  The Collateral Agent shall not have any duty, obligation or responsibility to the Senior Lien Creditor Representative or any other Senior Lien Creditor under this Agreement except as expressly set forth herein.  Nothing in this Agreement shall be construed to operate as a waiver by the Collateral Agent, with respect to the Issuers or any other Grantor, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by its acknowledgment hereof, each Issuer and each other Grantor expressly agrees that as between itself and the Collateral Agent, the Collateral Agent shall have such benefit with respect to all actions or omissions by the Collateral Agent pursuant to this Agreement.  The Collateral Agent may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel (including counsel for the Grantors), independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by any Grantor in compliance with the provisions of this Agreement or delivered to it by the Trustee, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof.  The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.  To the extent an Officers’ Certificate or an opinion or statement of legal counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such Officers’ Certificate or opinion or statement of legal counsel (including counsel for the Grantors) as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement.

10.12	Enforcement Event; Event of Default.

(a) The Collateral Agent will not be required to inquire as to the occurrence or absence of any “Enforcement Event” under and as defined in the Intercreditor Agreement and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any “Enforcement Event” unless and until it is directed in writing by a request of the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the holders of Notes) as permitted by, and in accordance with, the Indenture.

(b) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received a written notice or a certificate from the Grantors stating that a Default or Event of Default, as applicable, has occurred.  The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default or Event of Default, as applicable, has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice or certificate so furnished to it by the Grantors.  The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any of the other Indenture Documents or otherwise if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

     10.13 Actions by Collateral Agent.  As to any matter not expressly provided for by this Agreement, the other Security Documents or the Intercreditor Agreement, the Collateral Agent will act or refrain from acting as directed in writing by a request of the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the holders of Notes) as permitted by, and in accordance with, the Indenture, and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Subordinated Lien Indebtedness.

     10.14  Security or Indemnity in Favor of Collateral Agent.  The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

     10.15 Rights of Collateral Agent.  In the event there is any bona fide, good faith disagreement between the other parties to this Agreement, any of the other Security Documents or the Intercreditor Agreement resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement, such other Security Documents or the Intercreditor Agreement do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or Collateral Agent is in doubt as to what action it is required to take or not to take hereunder, under the other Security Documents or under the Intercreditor Agreement, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request of the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the holders of Notes) as permitted by, and in accordance with, the Indenture or by order of a court of competent jurisdiction.

     10.16 Resignation or Removal of Collateral Agent.  Subject to the appointment of a successor Collateral Agent as provided in Section 10.17 and the acceptance of such appointment by the successor Collateral Agent:

(a)           the Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to the Trustee, the Senior Lien Administrative Agent (if any) and PGL; and

(b)           the Collateral Agent may be removed at any time, with or without cause, by a written direction of the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the Collateral Agent) as permitted by, and in accordance with, the Indenture.

10.17	Appointment of Successor Collateral Agent

  Upon any such resignation or removal, a successor Collateral Agent may be appointed by a written direction of the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the holders of Notes) as permitted by, and in accordance with, the Indenture with the consent of PGL (such consent not to be unreasonably withheld or delayed and such consent not to be required at any time an Event of Default shall have occurred and then be continuing).  If no successor Collateral Agent has been so appointed and accepted (and, if required in accordance with the preceding sentence, consented to by PGL) such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Grantors), at its option, appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which must be a bank or trust company:

(a)           authorized to exercise corporate trust powers;

(b)           having a combined capital and surplus of at least $500,000,000;

(c)           maintaining an office in New York, New York; and

(d)           that is not the Senior Lien Administrative Agent.

The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 10.17 has accepted its appointment as Collateral Agent and the provisions of Section 10.18 have been satisfied.

10.18	Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(a)           such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder; and

(b)           the predecessor Collateral Agent will (at the expense of the Grantors) promptly transfer all Liens, Collateral and collateral security and other property held on behalf of the Secured Parties within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Collateral, this Agreement, the other Security Documents and the Intercreditor Agreement.

Thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in this Section 10 and the provisions of Sections 10.20 and 10.21.

     10.19 Merger, Conversion or Consolidation of Collateral Agent.  Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to Section 10.18; provided that (a) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (a) through (d) of Section 10.17 and (b) prior to any such merger, conversion or consolidation, the Collateral Agent shall have notified the Grantors, the Trustee and the Senior Lien Administrative Agent (if any) thereof in writing.

10.20	Indemnity.

(a) The Grantors jointly and severally agree (i) to defend, indemnify, pay and hold harmless the Collateral Agent and each of its Affiliates and each and all of their respective directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, and (ii) to pay all amounts due under the preceding clause (a) promptly upon demand.

(b) To the extent that the undertakings to defend, indemnify, pay and hold harmless each Indemnitee as set forth in Section 10.20(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(c) No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement, any other Security Document, the Intercreditor Agreement or any agreement or instrument or transaction contemplated hereby or thereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d) The agreements in this Section 10.20 will survive repayment of the Obligations, the termination of this Agreement and the removal or resignation of the Collateral Agent.

10.21	Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:

(a) such compensation to the Collateral Agent and its agents as the Grantors and the Collateral Agent may agree in writing from time to time;

(b) all reasonable costs and expenses incurred by the Collateral Agent and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement, any other Security Document or the Intercreditor Agreement or any consent, amendment, supplement, waiver or other modification relating hereto or thereto;

(c) all reasonable fees, expenses and disbursements of legal counsel (in each case including allocated costs of internal counsel) and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent (or its counsel) incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement, the other Security Documents and the Intercreditor Agreement or any consent, amendment, supplement, waiver or other modification relating hereto or thereto and any other document or matter requested by any Grantor;

(d) all reasonable costs and expenses incurred by the Collateral Agent and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Agent’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Collateral Agent (in each case including allocated costs of internal counsel) and of counsel for the Grantors or any “grantor” or “pledgor” under any applicable Security Document providing any opinions that the Collateral Agent may reasonably request in respect of the Collateral or the Liens created pursuant to this Agreement and the other Security Documents;

(e) all other reasonable costs and expenses incurred by the Collateral Agent and its agents in connection with the negotiation, preparation and execution of this Agreement, the other Security Documents and the Intercreditor Agreement and any consents, amendments, supplements, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Agent hereunder and thereunder, including all costs of furnishing opinions by counsel for the Grantors; and

(f) upon and after the occurrence of any Event of Default, all costs and expenses incurred by the Collateral Agent or its agents in connection with the preservation, custody, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Secured Obligations (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or any refinancing or restructuring of the credit arrangements provided under the Indenture in the nature of a “work-out” or pursuant to any insolvency, liquidation, bankruptcy or other similar case or proceeding or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any insolvency, liquidation, bankruptcy or other similar case or proceeding, including all keeper’s fees and costs of settlement and all reasonable fees and disbursements of attorneys (including allocated costs of internal counsel), accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent or its agents.

The agreements in this Section 10.21 will survive repayment of the Obligations, the termination of this Agreement and the removal or resignation of the Collateral Agent.

For the avoidance of doubt, the provisions of the Indenture relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent, reimbursement of expenses and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Indenture.

10.22	Release of Liens on Collateral. The Collateral Agent’s Liens upon the Collateral will be released:

(a)           in whole, upon the occurrence of the Termination Date; provided that the applicable Grantor(s) shall have delivered an Officers’ Certificate to the Collateral Agent certifying that the conditions described in this clause (a) have been met and an opinion of counsel (which counsel may be counsel for the applicable Grantor(s)) that such release of the Collateral is permitted under, and does not violate the terms of, any Indenture Document;

(b)           as to any Collateral that is sold, transferred or otherwise disposed of by any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) another Grantor in a transaction or other circumstance that does not violate the “Limitation on Asset Sales” provision of the Indenture and is permitted by all of the Indenture Documents at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Agent’s Liens upon the Collateral will not be released if the sale or disposition is subject to the “Merger, Consolidation or Sale of Assets” provisions of the Indenture or any similar provision contained in any other Indenture Document; provided, further, that the Collateral Agent’s Liens will attach to the proceeds received in respect of any such sale, transfer or other disposition;

(c)           as to a release of less than all or substantially all of the Collateral, if consent to the release of such Liens of the Collateral Agent on the Collateral has been given by a written direction of the requisite percentage or number of holders of Notes (or the Trustee, on behalf of the holders of Notes) as permitted by, and in accordance with, the Indenture; provided that the applicable Grantor(s) shall have delivered an Officers’ Certificate to the Collateral Agent certifying that the conditions described in this clause (c) have been met and an opinion of counsel (which counsel may be counsel for the applicable Grantor(s)) that such release of the Collateral is permitted under, and does not violate the terms of, any Indenture Document; and

(d)           as to a release of all or substantially all of the Collateral, if (i) consent to release of that Collateral has been given by the requisite percentage or number of holders of Subordinated Lien Indebtedness at the time outstanding as provided for in the Indenture Documents, and (ii) the applicable Grantor(s) shall have delivered an Officers’ Certificate to the Collateral Agent certifying that the conditions described in this clause (d) have been met.

Notwithstanding anything to the contrary in this Agreement, this Section 10 (other than Section 10.22) is intended solely for the benefit of, and will only be enforceable as a third party beneficiary by, the Collateral Agent and each present and future holder of Subordinated Lien Indebtedness.

SECTION 11.	CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Termination Date, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing, but subject to the terms of the Indenture, any Secured Party may assign or otherwise transfer any Notes held by it to any other Person to the extent permitted under the Indenture, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise.  Upon the occurrence of the Termination Date, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantors.  Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including UCC financing statement amendments to evidence such termination.  Upon any sale, transfer or other disposition of Collateral not prohibited by the Indenture, the Liens granted herein upon such Collateral shall be deemed to be automatically released and such Collateral shall automatically revert to the applicable Grantor with no further action on the part of any Person.  The Collateral Agent shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including UCC financing statement amendments to evidence such release.

SECTION 12.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantors as set forth herein and the other applicable Indenture Documents.

SECTION 13.	GAMING LAWS.

The Collateral Agent acknowledges, understands and agrees that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under this Agreement with respect to the Collateral subject to the Gaming Laws.

If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Collateral Agent in the exercise of its rights hereunder, then each Grantor agrees to use its commercially reasonable best efforts to secure such consent and to cooperate with the Collateral Agent obtaining any such consent.  Upon the occurrence and during the continuance of any Event of Default, each Grantor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Collateral Agent may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if such Debtor fails or refuses to execute such documents, the Collateral Agent or the court with jurisdiction may execute such documents on behalf of such Grantor.

The Grantors and the Collateral Agent each acknowledges that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder are subject to the Louisiana horse racing and off-track betting statutes, La. R.S. 4:141 et seq. and 4:211 et seq., the Video Draw Poker Devices Control Law, La. R.S. 27:301 et seq., the Louisiana Pari-Mutuel Live Racing Facility Economic Redevelopment and Gaming Control Act (Slots at the Track), La. R.S. 27:351 et seq., the Louisiana Gaming Control Law, La. R.S. 27:1 et seq. and the regulations promulgated pursuant to such laws and statutes, all as amended from time to time.  The Grantors and the Collateral Agent each further acknowledges that the Gaming Licenses held by PGL or any other Grantor are not part of the Collateral of this Agreement and that, under the above described legislation and rules promulgated thereunder, the Collateral Agent may be precluded from or otherwise limited in taking possession of, or selling, the Collateral as provided for in this Agreement.  The Grantors and the Collateral Agent each also acknowledges that due to various legal restrictions, including, without limitation, licensing of operators of pari-mutuel wagering facilities and prior approval of the sale or disposition of assets of a licensed pari-mutuel wagering operation, the sale of Collateral may be denied by Gaming Authorities or delayed pending Gaming Authority action or approval.

SECTION 14.	MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 12.2 of the Indenture.  No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Indenture Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the other Indenture Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.  This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and assigns.  No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Indenture, assign any right, duty or obligation hereunder.  This Agreement and the other Indenture Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Indenture Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

No amendment, restatement, supplement, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of the applicable Grantors and the Collateral Agent (or its authorized agent) (acting at the direction of the requisite percentage or number of holders of Notes, in accordance with the Indenture); provided, however, that (a) any amendment, restatement, supplement or other modification of this Agreement or any other Security Document that has the effect solely of adding or maintaining Collateral, or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent therein will become effective when executed and delivered by the applicable Grantor(s) party thereto and the Collateral Agent and (b) no amendment, restatement, supplement or other modification of this Agreement or any other Security Document that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent, in each case, solely in its capacity as such, will become effective without the consent of the Collateral Agent.  Any waiver by the Collateral Agent shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Collateral Agent or the obligations of the Grantors to the Collateral Agent in any other respect or at any other time.  Notwithstanding the foregoing, the Collateral Agent and each applicable Grantor may, without the consent of any other Secured Party, enter into any amendment, restatement, supplement or other modification of this Agreement and any other Security Document to cure any ambiguity, defect or inconsistency or to correct or supplement any provision in such document that may be inconsistent with any other provision of a Security Document, or to further the intended purposes hereof or thereof or to provide additional benefits or rights to the Secured Parties or that does not adversely affect the rights hereunder or under any other Security Document of any Secured Party, so long as prior to the execution of any such amendment, restatement, supplement or other modification, each applicable Grantor shall have delivered to the Collateral Agent an Officers’ Certificate to the effect that such amendment, modification or waiver complies with the foregoing requirements.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act of 1939 as in effect on the date of this Agreement, the imposed duties shall control.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE INDENTURE UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE INDENTURE.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AB CASINO ACQUISITION LLC,
as Grantor

By:    /s/Natalie Schramm
Name:  Natalie Schramm
Title:    CFO

DIAMOND JO, LLC,
as Grantor

By:    /s/Natalie Schramm
Name:  Natalie Schramm
Title:    CFO

DIAMOND JO WORTH, LLC,
as Grantor

By:   /s/ Natalie Schramm
Name:  Natalie Schramm
Title:    CFO

PENINSULA GAMING LLC,
as Grantor

By:    /s/Natalie Schramm
Name:  Natalie Schramm
Title:    CFO

PENINSULA GAMING CORP.,
as Grantor
By:    /s/Natalie Schramm
Name:  Natalie Schramm
Title:    CFO

THE OLD EVANGELINE DOWNS, L.L.C.,
as Grantor

By:    /s/Natalie Schramm
Name:  Natalie Schramm
Title:    CFO

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:    /s/Raymond S. Haverstock
Name:  Raymond S. Haverstock
Title:    Vice President

SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)
Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization Identification Number
AB Casino Acquisition LLC	Limited liability company	Delaware	600 Star Brewery Dr., Ste 110, Dubuque, IA 52001	4698132
Diamond Jo, LLC	Limited liability company	Delaware	600 Star Brewery Dr., Ste 110 Dubuque, IA 52001	2997238
Diamond Jo Worth, LLC	Limited liability company	Delaware	600 Star Brewery Dr., Ste 110 Dubuque, IA 52001	3869980
Peninsula Gaming, LLC	Limited liability company	Delaware	600 Star Brewery Dr., Ste 110 Dubuque, IA 52001	3770307
Peninsula Gaming Corp.	Corporation	Delaware	600 Star Brewery Dr., Ste 110 Dubuque, IA 52001	3620505
The Old Evangeline Downs, L.L.C.	Limited liability company	Louisiana	600 Star Brewery Dr., Ste 110, Dubuque, IA 52001	34477499K

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name
Diamond Jo, LLC	Diamond Jo Casino Dubuque Diamond Jo Casino Mojo’s Sports Bar Woodfire Grill Kitchen Buffet Cherry Lanes Mississippi Moon Bar
Diamond Jo Worth, LLC	Diamond Jo Casino Jo Stop Pheasant Links Woodfire Grill Kitchen Buffet
The Old Evangeline Downs, L.L.C.
Evangeline Downs Racetrack & Casino
Races & Aces
Mojo’s Sports Bar
Zydeco’s Center Bar
Po Boy’s
Paddock Lounge
Finish Line Bar & Grill
Blackberry’s
Café 24/7
Bayou Gifts & Smokes
Cajun Buffet
Horseman’s Bar & Grill
John Henry Room
Silk’s Restaurant

SCHEDULE 5.1-1

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five years:

Grantor	Date of Change	Description of Change
Peninsula Gaming, LLC	11/7/2008	Address change (previous address: 400 E. Third Street, Dubuque, IA 52001)
Diamond Jo, LLC	11/7/2008	Address change (previous address: 400 E. Third Street, Dubuque, IA 52001)
Diamond Jo Worth, LLC	11/7/2008	Address change (previous address: 400 E. Third Street, Dubuque, IA 52001)
Peninsula Gaming Corp.	11/7/2008	Address change (previous address: 400 E. Third Street, Dubuque, IA 52001)
The Old Evangeline Downs, L.L.C.	11/7/2008	Address change (previous address: 400 E. Third Street, Dubuque, IA 52001)

(D)	Agreements pursuant to which any Grantor is bound as debtor within past five years: None.

SCHEDULE 5.1-2

 NY\1552541.5

SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.  INVESTMENT RELATED PROPERTY

(A)	Pledged Debt: None.

(B)           Securities Accounts:  None.

(C)           Deposit Accounts:

Grantor	Name and Address of Depositary Bank	Account Number	Type of Account
AB Casino Acquisition LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	2237487679	Checking
Diamond Jo, LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	2002256	Checking
Diamond Jo, LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	2012474	Money market
Diamond Jo, LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	2062552	Depository
Diamond Jo, LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	2002280	Jackpot
Diamond Jo, LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	246840-222-3	Credit card
Diamond Jo Worth, LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	000201-383-7	General
Diamond Jo Worth, LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	000202-417-2	Checking
Diamond Jo Worth, LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	000020-133-2	Repo account
Diamond Jo Worth, LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	2783669308	Checking
Diamond Jo Worth, LLC	Northwoods State Bank, 900 Central Avenue, Northwood, IA 50459	1011722	General
Diamond Jo Worth, LLC	Northwoods State Bank, 900 Central Avenue, Northwood, IA 50459	1011780	Jackpot
Diamond Jo Worth, LLC	Northwoods State Bank, 900 Central Avenue, Northwood, IA 50459	1011764	Lottery
Diamond Jo Worth, LLC	Northwoods State Bank, 900 Central Avenue, Northwood, IA 50459	1012716	Deposit
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312175	Races and Aces account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312205	Casino operating account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312221	Track operating account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312442	Casino telecheck account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312299	Track AP account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312302	Casino AP account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312310	Racetrack winning ticket account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312329	Racetrack credit card
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080532760	OED consolidated account – overnight investment
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312388	Casino control account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312477	Casino jackpot account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2080312485	Casino credit card account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2081422195	Casino depository account
The Old Evangeline Downs, L.L.C.	Capital One, P.O. Box 61540, New Orleans, LA 70161	2081422209	Track depository account
Peninsula Gaming, LLC	American Trust, P.O. Box 938, Dubuque, IA 52004	2012177	Checking

SCHEDULE 5.2-1

(D)           Commodity Contracts and Commodity Accounts:  None.

II.  INTELLECTUAL PROPERTY

(A)	Copyrights: None.

(B)	Copyright Licenses: None.

(C)	Patents: None.

(D)	Patent Licenses: None.

(E)	Trademarks:

Grantor	Jurisdiction	Trademark	Registration Number/ (Serial Number)	Registration Date/ (Filing Date)
The Old Evangeline Downs, L.L.C.	U.S. Federal	RACES & ACES EVANGELINE DOWNS CASINO & OFF-TRACK BETTING (and Design)	3,022,401 (76-518,029)	12/6/06 (5/30/03)
Peninsula Gaming, LLC	Iowa	WOODFIRE GRILLE (and Design)	359,501	2/20/08
Peninsula Gaming, LLC	Minnesota	WOODFIRE GRILLE (and Design)	27,272,072	2/25/08
The Old Evangeline Downs, L.L.C.	Louisiana	EVANGELINE DOWNS RACETRACK & CASINO (and Design)	579617	10/1/03
The Old Evangeline Downs, L.L.C.	Louisiana	RACES & ACES	577432; 577476	3/21/03
The Old Evangeline Downs, L.L.C.	Louisiana	Design only consisting of a drawing of jester/Mardi Gras figure on horseback	577430	3/21/03

SCHEDULE 5.2-2

(F)	Trademark Licenses: None.

(G)	Trade Secret Licenses: None.

III. COMMERCIAL TORT CLAIMS

None.

IV.  LETTER OF CREDIT RIGHTS

None.

V.  WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

None.
VI. TIMBER TO BE CUT

None.

VII. JUDGMENTS

None.

SCHEDULE 5.2-3

 NY\1552541.5

SCHEDULE 5.4

TO PLEDGE AND SECURITY AGREEMENT

UCC FINANCING STATEMENTS

Grantor	Filing Jurisdiction(s)
AB Casino Acquisition LLC	Secretary of State of the State of Delaware
Diamond Jo, LLC	Secretary of State of the State of Delaware
Diamond Jo Worth, LLC	Secretary of State of the State of Delaware
Peninsula Gaming, LLC	Secretary of State of the State of Delaware
Peninsula Gaming Corp.	Secretary of State of the State of Delaware
The Old Evangeline Downs, L.L.C.	East Baton Rouge Parish Clerk of Court, Louisiana West Baton Rouge Parish Clerk of Court, Louisiana St. Landry’s Parish Clerk of Court, Louisiana

SCHEDULE 5.4-1

 NY\1552541.5

SCHEDULE 5.5
TO PLEDGE AND SECURITY AGREEMENT

LOCATIONS OF EQUIPMENT AND INVENTORY

301 Bell Street
Dubuque, IA 52001
(Including Lot 2, Lot 3 and Lot 4 of Adams Company’s 3rd Addition)

801 Jackson Street
Dubuque, IA 52001
(Warehouse)

777 Diamond Jo Lane
Northwood, IA 50459

d/b/a Pheasant Links
124 Arrowhead Road
Emmons, MN 56029

102 Arrowhead Road
Emmons, MN 56029

5055 W. Patrick, Ste 104
Las Vegas, NV 89118

600 Star Brewer Dr., Ste 110
Dubuque, IA 52001

Evangeline Downs OTB Port Allen
2685 Office Park Drive
Port Allen, LA 70767

Evangeline Downs Racetrack and Casino
2235 Creswell Lane Ext.
Opelousas, LA 70570

Construction Office
2407 Creswell Lane Ext.
Opelousas, LA 70570

Races & Aces Eunice
1051 East Laurel Avenue
Eunice, LA 70535

Races & Aces Henderson
2939A Grand Point Hwy.
Breaux Bridge, LA 70517

Races & Aces New Iberia
710 Jefferson Terrace Blvd.
New Iberia, LA 70560

SCHEDULE 5.5-1

 NY\1552541.5

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated as of [_________], 20[__] (this “Pledge Supplement”), is delivered by [NAME OF GRANTOR], a [jurisdiction of organization] [corporation][limited liability company][limited partnership] (the “Grantor”), pursuant to the Pledge and Security Agreement, dated as of [_________], 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among [AB CASINO ACQUISITION LLC, a Delaware limited liability company], DIAMOND JO, LLC, a Delaware limited liability company, DIAMOND JO WORTH, LLC, a Delaware limited liability company, PENINSULA GAMING, LLC, a Delaware limited liability company, PENINSULA GAMING CORP., a Delaware corporation, THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company, the other Grantors party thereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

The Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in and continuing lien on all of the Grantor’s right, title and interest in, to and under all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which the Grantor now has or hereafter acquires an interest and wherever the same may be located.  The Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS PLEDGE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

IN WITNESS WHEREOF, the Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [_________], 20[__].

[NAME OF GRANTOR]

By:_____________________________

Name:

Title:

EXHIBIT A-1

 NY\1552541.5

SUPPLEMENT TO SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A)
Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization Identification Number

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five years:

Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is bound as debtor within past five years:

Grantor	Description of Agreement

EXHIBIT A-2
 NY\1552541.5

SUPPLEMENT TO SCHEDULE 5.2
TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.  INVESTMENT RELATED PROPERTY

(A)           Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

(B)           Securities Accounts:

Grantor	Name and Address of Securities Intermediary	Account Number	Account Name

(C)           Deposit Accounts:

Grantor	Name and Address of Depositary Bank	Account Number	Account Name

(D)           Commodity Contracts and Commodities Accounts:

Grantor	Name and Address of Commodities Intermediary	Account Number	Account Name

II.  INTELLECTUAL PROPERTY

(A)	Copyrights:

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B)	Copyright Licenses:

EXHIBIT A-3

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)	Patents:

Grantor	Jurisdiction	Title of Patent	Patent Number/ (Application Number)	Issue Date/ (Filing Date)

(D)	Patent Licenses:

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E)	Trademarks:

Grantor	Jurisdiction	Trademark	Registration Number/ (Serial Number)	Registration Date/ (Filing Date)

(F)	Trademark Licenses:

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G)	Trade Secret Licenses:

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

EXHIBIT A-4

         IV.  LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

        V.  WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

VI. TIMBER TO BE CUT

Grantor	Description of Property

VII. JUDGMENTS

Grantor	Description of Judgment

EXHIBIT A-5
5

SUPPLEMENT TO SCHEDULE 5.4
TO PLEDGE AND SECURITY AGREEMENT

UCC FINANCING STATEMENTS

Grantor	Filing Jurisdiction(s)

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 5.5

TO PLEDGE AND SECURITY AGREEMENT

LOCATIONS OF EQUIPMENT AND INVENTORY

Name of Grantor	Location of Equipment and Inventory

EXHIBIT A-7

EXHIBIT B
TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [__________], 20[__] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Pledge and Security Agreement, dated as of August [__], 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors, the other grantors party thereto and the Collateral Agent, pursuant to which the Grantors granted a security interest to the Collateral Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Patent Collateral”):

(a)           all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application listed or required to be listed in Schedule A attached hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, (vi) all payments and rights to payments arising out of the sale, lease, license, assignment or other disposition thereof, and (vii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world (collectively, “Patents”);

(b)           any and all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Patent or permitting co-existence with respect to a Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, those listed or required to be listed in Schedule A attached hereto;

    EXHIBIT B-1

(c)           all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto; and

(d)           to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, in each case, to the extent not constituting Excluded Assets.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 6. Intercreditor Agreement

Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of August [__], 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between U.S. Bank National Association, as Subordinated Lien Creditor Representative (as defined therein), and the Senior Lien Administrative Agent, and acknowledged by the Grantors and the other Persons from time to time party thereto, at any time when any Credit Facility Indebtedness exists that has not been Fully Paid (as such terms are defined therein).  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

EXHIBIT B-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:

Name:

Title:

Address:	____________________________
____________________________
____________________________

STATE OF                                       )
                   )           ss.
COUNTY OF                                    )
On this ____ day of ____________, ____ before me personally appeared ___________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ____________________, who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[NAME OF GRANTOR]

By:

Name:

Title:

Address:	____________________________
____________________________
____________________________

STATE OF                                           )
               )           ss.
COUNTY OF                                       )

On this ____ day of ____________, ____ before me personally appeared ___________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ____________________, who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT B-3

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

By:  ___________________________

  Name:

  Title:

Address: ____________________________
  ____________________________
  ____________________________

EXHIBIT B-4

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application Number	Filing Date	Patent Number	Issue Date

PATENTS LICENSES

Description of Patent License	Name of Licensor	Patent Number of Underlying Patent

EXHIBIT B-5

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [__________], 20[__] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Pledge and Security Agreement, dated as of August [__], 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors, the other grantors party thereto and the Collateral Agent, pursuant to which the Grantors granted a security interest to the Collateral Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Trademark Collateral”):

(a)           all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications listed or required to be listed in Schedule A attached hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, (vi) all payments and rights to payments arising out of the sale, lease, license, assignment or other disposition thereof, and (vii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world (collectively, “Trademarks”);

(b)           any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, those listed or required to be listed in Schedule A attached hereto;

EXHIBIT C-1

(c)           all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto; and

(d)           to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, in each case, to the extent not constituting Excluded Assets.

SECTION 3. Security Agreement

.  The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 6. Intercreditor Agreement

Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of August [__], 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between U.S. Bank National Association, as Subordinated Lien Creditor Representative (as defined therein), and the Senior Lien Administrative Agent, and acknowledged by the Grantors and the other Persons from time to time party thereto, at any time when any Credit Facility Indebtedness exists that has not been Fully Paid (as such terms are defined therein).  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signature Pages Follow]

EXHIBIT C-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:

Name:

Title:

Address:	____________________________
____________________________
____________________________

STATE OF                                           )
               )           ss.
COUNTY OF                                       )

On this ____ day of ____________, ____ before me personally appeared ___________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ____________________, who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[NAME OF GRANTOR]

By:

Name:

Title:

Address:	____________________________
____________________________
____________________________

STATE OF                                           )
               )           ss.
COUNTY OF                                       )

On this ____ day of ____________, ____ before me personally appeared ___________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ____________________, who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT C-3

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

By:  ____________________________

  Name:

  Title:

Address: ____________________________
  ____________________________
  ____________________________

EXHIBIT C-4

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial Number	Filing Date	Registration Number	Registration Date

TRADEMARK LICENSES

Description of Trademark License	Name of Licensor	Registration Number of Underlying Trademark

EXHIBIT C-5

EXHIBIT D
TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [__________], 20[__] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Pledge and Security Agreement, dated as of August [__], 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors, the other grantors party thereto and the Collateral Agent, pursuant to which the Grantors granted a security interest to the Collateral Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Copyright Collateral”):

(a)           all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications listed or required to be listed in Schedule A attached hereto, (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, (v) all payments and rights to payments arising out of the sale, lease, license, assignment or other disposition thereof, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world (collectively, “Copyrights”); and

(b)           any and all agreements, licenses and covenants providing for the granting of any exclusive right to such Grantor in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement listed or required to be listed in Schedule A attached hereto;

EXHIBIT D-1

(c)           all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto; and

(d)           to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, in each case, to the extent not constituting Excluded Assets.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 6. Counterparts

EXHIBIT D-2

Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of August [__], 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between U.S. Bank National Association, as Subordinated Lien Creditor Representative (as defined therein), and the Senior Lien Administrative Agent, and acknowledged by the Grantors and the other Persons from time to time party thereto, at any time when any Credit Facility Indebtedness exists that has not been Fully Paid (as such terms are defined therein).  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signature Pages Follow]

EXHIBIT D-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:

Name:

Title:

Address:	____________________________
____________________________
____________________________

STATE OF                                           )
               )           ss.
COUNTY OF                                       )

On this ____ day of ____________, ____ before me personally appeared ___________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ____________________, who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[NAME OF GRANTOR]

By:

Name:

Title:

Address:	____________________________
____________________________
____________________________

STATE OF                                           )
               )           ss.
COUNTY OF                                       )

On this ____ day of ____________, ____ before me personally appeared ___________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ____________________, who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT D-4

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

By:  __________________________

  Name:

  Title:

Address: ____________________________
  ____________________________
  ____________________________

EXHIBIT D-5

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application Number	Filing Date	Registration Number	Registration Date

COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of Underlying Copyright

EXHIBIT D-6